UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          June 13, 2012
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 13, 2012, Integrys Energy Group, Inc. entered into an unsecured $635 million Five-Year Credit Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd.; Union Bank, N.A.; JPMorgan Chase Bank, N.A.; KeyBank National Association; Mizuho Corporate Bank Ltd.; The Bank of Nova Scotia; U.S. Bank National Association; and J.P. Morgan Securities LLC. The new credit agreement matures on June 13, 2017.  The new facility will be used to provide backup support for commercial paper borrowings and letters of credit.

The new agreement replaces the existing $735 million Three-Year Credit Agreement entered into in April 2010. The reduced size of the new credit agreement reflects reduced credit and collateral support requirements for Integrys Energy Services, Inc., a wholly owned subsidiary of Integrys Energy Group.

The entire $635 million revolving credit line is available for letters of credit.  The amounts of any letters of credit issued and outstanding under the agreement will be reserved and will not be available for other borrowings.

Integrys Energy Group has the option to borrow funds under the new credit agreement as: 1) Base Rate loans at a floating rate equal to the greatest of: (a) the Federal Funds Rate in effect on such day plus 0.50%; (b) the Prime Rate in effect on such day; or (c) the Eurodollar Rate plus 1.00%, plus an additional 0.25% in all three cases, or 2) Eurodollar loans at a Eurodollar rate plus 1.25%.  In addition, Integrys Energy Group will pay quarterly commitment fees of 17.5 basis points on the unused portion of the facility, letter of credit fees of 125.0 basis points, and an annual administrative fee to the administrative agent.  The letter of credit fees apply only to outstanding letters of credit. The additional interest rate on Base Rate and Eurodollar loans and all of the fees (other than the administrative fee) are based on Integrys Energy Group’s current credit ratings and will change if there is a change in the underlying credit ratings.

The new credit agreement contains customary conditions of borrowing, customary events of default and customary affirmative and negative covenants, including a covenant to maintain a debt to total capitalization ratio not to exceed 65%, excluding non-recourse debt.

Integrys Energy Group may from time to time enter into arm's-length transactions and maintain customary banking and investment banking relationships with one or more of the lenders who are a party to the new credit agreement.

The new credit agreement is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated into this Current Report on Form 8-K by reference.  The brief summary of the material provisions of the new credit agreement set forth above is qualified in its entirety by reference to the full text of the credit agreement.

Concurrent with the above, credit facilities maturing in 2013 of $115 million at Wisconsin Public Service Corporation and $250 million at The Peoples Gas Light and Coke Company (both wholly owned subsidiaries of Integrys Energy Group) were also replaced at identical commitment levels.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

10
Five-Year Credit Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank N.A. as Syndication Agents, Active Lead Arrangers, and Book Managers; U.S. Bank National Association as Administrative Agent, Swing Line Lender, L/C Issuer, Active Lead Arranger, and Book Manager; KeyBank National Association, Mizuho Corporate Bank Ltd., and The Bank of Nova Scotia as Documentation Agents, Lead Arrangers, and Book Managers; JPMorgan Chase Bank, N.A. as Documentation Agent; and J.P. Morgan Securities LLC as Lead Arranger and Book Manager; dated as of June 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ William J. Guc William J. Guc Vice President and Treasurer

Date: June 19, 2012

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated June 13, 2012

Exhibit Number

10
Five-Year Credit Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank N.A. as Syndication Agents, Active Lead Arrangers, and Book Managers; U.S. Bank National Association as Administrative Agent, Swing Line Lender, L/C Issuer, Active Lead Arranger, and Book Manager; KeyBank National Association, Mizuho Corporate Bank Ltd., and The Bank of Nova Scotia as Documentation Agents, Lead Arrangers, and Book Managers; JPMorgan Chase Bank, N.A. as Documentation Agent; and J.P. Morgan Securities LLC as Lead Arranger and Book Manager; dated as of June 13, 2012.